Exhibit 99.1

HIVE DIGITAL TECHNOLOGIES LTD.

HIVE's BUZZ HPC Announces 320 MW Sovereign AI Infrastructure in Greater Toronto Area

BUZZ is building industrial-scale infrastructure designed to help Canada scale compute capacity, accelerate domestic AI adoption, and support the next generation of enterprise, research and public sector AI applications.

Toronto, Ontario, May 18, 2026 - HIVE Digital Technologies Ltd. (TSX: HIVE) (NASDAQ: HIVE) (FSE: YO0), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC" or "BUZZ"), today announced that BUZZ is advancing a major infrastructure investment in Ontario, anchored by a planned new industrial-scale AI infrastructure facility, also known as an AI gigafactory, in the Greater Toronto Area ("GTA") with approximately 320 megawatts ("MW") of utility capacity. The project is expected to become one of Canada's largest AI gigafactories, designed to support fully vertically integrated AI supercomputers and host more than 100,000 GPUs at full build-out. An AI gigafactory is the industrial infrastructure of the intelligence economy: a facility that converts compute into intelligence, helping make Canadian businesses more competitive.

Canada Invented Modern AI. Now It Is Building the Factories That Will Own It.

BUZZ High Performance Computing Inc. acquired land comprising approximately 21 acres (the "Main Parcel") for a purchase price of $46 million, as well as an additional parcel of land adjacent to the Main Parcel, measuring approximately 4 acres (the "Additional Parcel"), for a purchase price of $12 million. The Main Parcel and the Additional Parcel collectively comprise a contiguous site benefiting from a 320 MW power allocation. BUZZ has secured major milestones along the project's 320 MW power pathway to develop sovereign AI infrastructure in the Toronto-Waterloo innovation corridor. The project is designed to place massive industrial-scale compute directly inside Canada's largest metropolitan economy and one of North America's most important hubs for technology, financial services, and artificial intelligence.

The vision of sovereign AI infrastructure is to provide the physical backbone for Canada's intelligence economy. Compute is the new sovereignty. Countries that own the machines will write the future. Countries that rent compute from data centers abroad will not contain sensitive data within their borders.

Located within one of the most important 100-kilometre corridors in global AI, the project is positioned between Geoffrey Hinton's legacy, the University of Toronto and the Vector Institute to the east, and Waterloo's world-leading systems and engineering talent to the west. This places the facility at the intersection of research excellence, enterprise demand, and low-latency global network connectivity.

Key Highlights:

• Target Online: Second half of 2027.

• Capital Investment: ~CAD $3.5 billion.

• Jobs: 800+ construction, hundreds of permanent high-skill roles.

• Powered by Ontario's Clean Grid: Designed for high efficiency AI compute using closed-loop cooling systems with no-water use approach consistent with BUZZ HPC's broader sustainability strategy.

• Community First Approach: Focused on responsible development, local economic participation and long-term alignment with national priorities.

Frank Holmes, Executive Chairman of HIVE and BUZZ:

"AI is the new industrial base and compute is the factory floor. Canada produced the Godfathers of deep learning but kept renting the factories. That era is over. Between Toronto and Waterloo, BUZZ is building the sovereign AI infrastructure that turns Canadian intelligence into Canadian dominance. At full build-out, this intelligence factory will deploy over 100,000 GPUs, creating one of North America's largest domestically controlled AI clusters. Low-latency inference, AI agents, financial platforms, healthcare breakthroughs, scientific discovery, and national priority workloads will finally run on Canadian iron, under Canadian control. Our vision is to build AI infrastructure that will serve humanity, with the potential to improve quality of life for millions of Canadians."

Aydin Kilic, President & CEO of HIVE Digital Technologies:

"We have been strategically land-banking by regional substations, and we are very pleased to announce this expansion. HIVE now has over 850 MW of power globally; this includes our 450 MW of operating data centers plus a pipeline of 400 MW of capacity, which we expect to bring online in 2027. Globally diversified growth, this includes our 100 MW of operating data centers in Canada, now with a pipeline of 320 MW for 2027. BUZZ has done a phenomenal job expanding our footprint in Canada. With 5,500 GPUs online today doing AI compute, along with our 70 MW New Brunswick Grand Falls site, and now our 320 MW GTA site, we have the land and power to develop a pipeline of infrastructure to support approximately 130,000 GPUs. This puts HIVE and BUZZ at a global scale, with the largest AI native clouds."

Craig Tavares, President & COO of BUZZ HPC:

"This investment is nationally important to Canada's efforts to build the infrastructure required for the next generation of AI innovation. Compute is the new engine of the AI economy. If Canada wants to lead in AI, we need to build the factories that produce intelligence here at home. Canada has the clean energy, network connectivity and research ecosystem to lead AI innovation around the world. BUZZ is building the infrastructure layer that turns Canada's AI ambition into reality. This gigafactory is the engine Canada needs to lead the intelligence economy. This facility anchors BUZZ's national AI platform spanning British Columbia, Manitoba, Ontario, Quebec, and New Brunswick. It is being built as a fully vertically integrated, Canadian-governed supercomputing platform for the age of inference and enterprise AI. Being a Greater Toronto Area resident, it is an honor to build Canada's first AI gigafactory in our community. I believe the jobs and economic development this project will offer, will provide tremendous value to the community."

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high- performance computing clients. HIVE's twin-turbo engine infrastructure-driven by hashrate services and GPU-accelerated AI computing delivers scalable, environmentally responsible solutions for the digital economy.

For more information, visit hivedigitaltech.com, or connect with us on:

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LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ

BUZZ High Performance Computing ("BUZZ"), a wholly owned subsidiary of HIVE Digital Technologies Ltd. (TSX.V: HIVE) and an NVIDIA Cloud Partner, delivers enterprise-grade cloud services and large-scale GPU clusters in vertically integrated data centres. Proudly Canadian, BUZZ is building sovereign AI factories while operating across 9 time zones and 3 continents. The platform supports a suite of managed services, including Kubernetes, Slurm, virtual machines, and bare-metal deployments optimized for AI, machine learning, and scientific workloads.

Headquartered in Canada with a global reach, BUZZ is one of the first and few Canadian sovereign AI platforms operating at scale. Since 2017, it has deployed supercomputing environments across Canada and the Nordics. Its AI Factories are powered entirely by renewable energy and engineered with ultra-low Power Usage Effectiveness (PUE) below 1.3, hosting thousands of industrial-grade GPUs across North America, South America, and Europe used for AI model training, fine-tuning, and inference.

Through its Green GPU initiative, BUZZ combines AI innovation with sustainability, offering localized expertise and global infrastructure.

Learn more at buzzhpc.ai.

For further information, please contact:

Craig Tavares, BUZZ President and COO

Tel: (604) 664-1078

Neither the TSX, Nasdaq, or any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

Forward-looking information is based on current management expectations, estimates, and assumptions, including that infrastructure will be deployed on expected timelines and within budget, that demand for AI computing will continue to grow, and that the Company will be able to execute on its Canadian AI infrastructure growth strategy. Known and unknown risks - including changes to deployment timelines, cost overruns, lower-than-anticipated demand, GPU procurement or network buildout delays, and the risk factors described in the Company's continuous disclosure documents available on SEDAR+ and EDGAR - may cause actual results to differ materially. Readers are cautioned not to place undue reliance on forward-looking information. The Company disclaims any obligation to update or revise such information except as required by law.